UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2006
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     As described in the Current Report on Form 8-K of Steiner Leisure Limited (the "Company") dated April 13, 2006, on that date the Company's Board of Directors (the "Board") approved, subject to the approval of the 2006 Non-Employee Directors' Restricted Share Plan (the "Proposed Directors' Plan") by the Board, and by the shareholders of the Company at the annual meeting of shareholders on June 15, 2006 (the "Annual Meeting"), the annual grant to each of the non-employee directors of the Company and Michèle Steiner Warshaw of restricted common shares of the Company with an aggregate value of $50,000. The Chair of the Audit Committee and the Chair of the Compensation Committee would each also receive annually an additional $10,000 worth of restricted shares. The number of shares to be granted would be determined by dividing those amounts by the closing price of the common shares of the Company on the date of grant. The restricted shares were to have been granted under the Proposed Directors' Plan, except that Ms. Warshaw's restricted shares were to be granted under the Equity Plan (as defined below) since she is an officer of a subsidiary of the Company and, therefore, would not have been eligible for awards under the Proposed Directors'Plan.

     Those grants were intended to replace annual grants of share options under the Company's Amended and Restated 2006 Non-Employee Directors' Share Option Plan (the "1996 Directors' Plan").

     The Proposed Directors' Plan was approved by the Board on April 25, 2006 and recommended to the Company's shareholders for approval at the Annual Meeting. At the Annual Meeting, the Proposed Directors' Plan was not approved by the shareholders. On June 15, 2006, the Board determined to award, for 2006, restricted shares in the amounts indicated above to each of the non-employee directors and Ms. Warshaw on the terms described below, which are similar to the terms of awards under the Proposed Directors' Plan. These awards are being made under the Company's 2004 Equity Incentive Plan (the "Equity Plan"). The Equity Plan provides for various types of equity awards to employees of the Company and its subsidiaries as well as to directors of the Company. Because awards under the Equity Plan are required to be made by the Compensation Committee of the Board, the determination of the Board with respect to the award of restricted shares to non-employee directors and Ms. Warshaw for 2006 was reflected in the approval by the Compensation Committee of those awards, also on June 15, 2006.

     The restricted shares will vest on the first anniversary date of the date of grant and would be subject to accelerated vesting in the event of a change in control of the Company. Holders of the restricted shares will not have dividend, voting or other rights until those shares vest.

     A form of restricted share grant agreement reflecting the terms of the restricted share awards is attached hereto as Exhibit 10.41.

     In connection with the Board's decision to grant the restricted shares, the Board cancelled (except with respect to the awards that remain outstanding thereunder) the 1996 Directors' Plan effective prior to the award of options that would otherwise have been made on June 15, 2006.

Item 9.01. Financial Statement and Exhibits.

(c) Exhibits
Exhibit Number	Description
10.41	Form of Restricted Share Agreement for Non-Employee Directors and Michèle Steiner Warshaw for use in connection with the 2004 Equity Incentive Plan of Steiner Leisure Limited.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 21, 2006	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.41	Form of Restricted Share Agreement for Non-Employee Directors and Michèle Steiner Warshaw for Use in Connection with 2004 Equity Incentive Plan.